                                                                  EXHIBIT (h)(7)

                           THIRD AMENDED AND RESTATED
                       ADMINISTRATIVE SERVICES AGREEMENT

                              PILGRIM EQUITY TRUST

         AGREEMENT, made the 1st day of August, 1998, as amended and restated the 30th of April, 2000, the 9th of May, 2001, and this 2nd day of November, 2001, between Pilgrim Equity Trust (the "Trust"), on behalf of each series of the Trust set forth on Schedule A hereto (each a "Fund," collectively, the "Funds"), as such schedule may be amended from time to time to add additional series, and ING Pilgrim Group, LLC (the "Administrator").

         WHEREAS, the Trust is a Massachusetts business trust authorized to issue shares in series and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and each Fund is a series of the Trust; and

         WHEREAS, ING Pilgrim Investments, LLC (the "Adviser") serves as investment adviser to each Fund, and the Trust wishes to retain the Administrator to render administrative and other services to each Fund, and the Administrator is willing to render such services to each Fund;

         NOW THEREFORE, in consideration of the premises, promises and mutual covenants herein contained, it is agreed between the parties as follows:

         1.       APPOINTMENT

         The Trust hereby appoints the Administrator to serve as administrator to the Funds for the periods and on the terms set forth herein. The Administrator accepts this appointment and agrees to furnish the services set forth herein for the compensation provided herein.

         2.       SERVICES AS ADMINISTRATOR

                  A.       GENERAL SERVICES

                  Subject to the supervision and direction of the Board of Trustees of the Trust, the Administrator will (a) assist in supervising all aspects of the Funds' operations except those performed by the Funds' Adviser under its investment advisory agreement; (b) furnish such statistical or other factual information, advice regarding economic factors and trends and advice and guidelines as to transactions in specific securities (but without generally furnishing advice or making recommendations regarding the purchase or sale of securities); (c) maintain, or supervise the maintenance by the Adviser or third parties approved by the Trust of, as the case may be, such books and records of the Funds as may be required by applicable federal or state law; (d) perform all corporate secretarial functions on behalf of the Funds; (e) provide the Funds with office facilities, assemble and provide statistical and research data, provide data processing, clerical, internal legal, internal executive, administrative and bookkeeping services, and provide stationary and office supplies; (f) supervise the performance by third parties of Fund accounting and portfolio pricing services, internal audits and audits by independent accountants for the

Funds; (g) prepare and arrange for the printing, filing and distribution of prospectuses, proxy materials, and periodic reports to the shareholders of the Funds as required by applicable law; (h) prepare or supervise the preparation by third parties approved by the Trust of all federal, state, and local tax returns and reports of the Funds required by applicable law; (i) prepare, update, and arrange the filing of the Funds' registration statements and amendments thereto and other documents as the Securities and Exchange Commission (the "SEC") and other federal regulatory authorities may require by applicable law, and oversee compliance under all state regulatory requirements to which the Funds are subject; (j) render to the Board of Trustees of the Trust such periodic and special reports respecting the Funds as the Board may reasonably request; (k) arrange, assemble information and reports for, and attend meetings of the Trustees and the shareholders of the Funds; (l) maintain a fidelity bond as required under the 1940 Act for the Trust and liability insurance for the Trustees and officers of the Trust; and (m) make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Funds.

                  B.      SHAREHOLDER SERVICING

                  Subject to the supervision and direction of the Board of Trustees, the Administrator will (a) provide customer service to all shareholder accounts, including responding to all telephone inquiries and written correspondence; and (b) maintain records of all broker-dealers holding shareholder accounts in the Funds; and (c) assist broker-dealers in servicing shareholder accounts, including processing broker wire orders for purchases of shares of the Funds.

                  C.      PERFORMANCE OF DUTIES

                  The Administrator, at its discretion, may enter into contracts with third parties for the performance of the services to be provided by the Administrator under this Agreement.

                  The Administrator, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statements, as amended, of the Funds and with the instructions and directions of the Board of Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations. In performing its shareholder servicing duties listed in subparagraph B herein, the Administrator shall not engage in any activities that would require it to register as a transfer agent under the Securities Exchange Act of 1934.

         3.       DOCUMENTS

         The Trust has delivered to the Administrator copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  (a) Declaration of Trust, as amended, as filed with the Secretary of the Commonwealth of Massachusetts;

                  (b)      By-Laws of the Trust;

                  (c) Certified resolutions of the Trustees authorizing the appointment of the Administrator and approving this Agreement on behalf of the Trust and each Fund;

                  (d) Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended from time to time (the "Registration Statement"), as filed with the SEC, relating to the Trust and shares of beneficial interest of each Fund and all amendments thereto;

                  (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the SEC and all amendments thereto;

                  (f) Prospectuses and Statements of Additional Information included in the Registration Statements, as amended from time to time. All references to this Agreement, the Prospectuses and the Statements of Additional Information shall be to such documents as most recently amended or supplemented and in effect.

         4.       DIRECTORS, OFFICERS AND EMPLOYEES

         The Administrator shall authorize and permit any of its directors, officers and employees who may be elected as trustees or officers of the Trust and/or the Funds to serve in the capacities in which they are elected. All services to be furnished by the Administrator under this Agreement may be furnished through such directors, officers or employees of the Administrator.

         5.       RECORDS

         The Administrator agrees that all records, which it maintains for the Trust and/or the Funds, are property of the Trust and/or the Funds. The Administrator will surrender promptly to the Trust and/or a Fund any such records upon either the Trust's or a Fund's request. The Administrator further agrees to preserve such records for the periods prescribed in Rule 31a-2 of the SEC under the 1940 Act.

         6.      COMPENSATION

         In consideration of the services rendered pursuant to Section 2.A. of this Agreement, each Funds will pay the Administrator a fee, computed and accrued daily and payable monthly, at an annual rate of 0.10% of such Fund's average daily net assets. For the purpose of determining fees payable to the Administrator, the value of a Fund's average daily net assets shall be computed at the times and in the manner specified in the Prospectus and Statement of Additional Information of a Fund as from time to time in effect.

         In consideration of the services rendered pursuant to Section 2.B. of this Agreement, the Administrator shall receive a fee of $5.00 per year per account of each beneficial holder of shares in the Funds, which shall be payable no later than January 31 of the following year.

         7.       EXPENSES

         The Administrator will bear all expenses in connection with the performance of its services under this Agreement, except that the Administrator will be reimbursed by the Funds for the out-of-pocket costs incurred in connection with this Agreement or by third parties who are performing services as permitted by paragraph 2. The Funds will bear certain other expenses to be incurred in their operation, including: taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser or Administrator; SEC fees; charges of custodians and transfer and dividend disbursing agents; certain insurance premiums; outside auditing and legal expenses; cost of maintenance of the Funds' existence; cost attributable to investor services, including without limitation, telephone and personnel expenses; charges of accounting, internal auditing, and pricing of portfolio securities for the Funds, including the charges of an independent pricing service; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Funds and of the officers or the Board of Trustees of the Trust; and any extraordinary expenses.

         8.       STANDARD OF CARE

         The Administrator shall exercise its best judgment in rendering the services under this Agreement. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds or the Funds' shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Administrator against liability to the Funds or to their shareholders to which the Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Administrator's reckless disregard of its obligations and duties under this Agreement. As used in this Section 8, the term "Administrator" shall include any officers, directors, employees, or other affiliates of the Administrator performing services with respect to the Funds.

         9.       DURATION AND TERMINATION

         This Agreement shall continue in effect unless sooner terminated as provided herein, for two years from the date hereof and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by a majority of the Board of Trustees of the Trust, including a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement. This Agreement is terminable, without penalty, on 60 days' written notice by the Board of Trustees of the Trust or by vote of holders of a majority of the Funds' shares, or upon 90 days' written notice by the Administrator.

         10.      SERVICE TO OTHER COMPANIES OR ACCOUNTS

         The administrative services of the Administrator to the Funds under this Agreement are not to be deemed exclusive, and the Administrator, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Funds) and to engage in other activities, so long as its services hereunder are not impaired thereby.

         11.      ASSIGNMENT

         This Agreement may be assigned by either party only upon the prior written consent of the other party.

         12.      MISCELLANEOUS

                  (a) This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

                  (b) Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

                  (c) This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

                  (d) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Arizona.

                  (e) If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

                  (f) Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall duly given if mailed or delivered to the Administrator at 7337 East Doubletree Ranch Road, Scottsdale, AZ 85258, or at such other address or to such individual as shall be specified by the Administrator to the Trust.

                  (g) The Administrator, the Trust and the Funds each agree that the name "Pilgrim" is proprietary to, and a property right of, the Administrator. The Trust and the Funds agree and consent that (i) each will only use the name "Pilgrim" as part of its name and for no other purpose, (ii) each will not purport to grant any third party the right to use the name "Pilgrim" and (iii) upon the termination of this Agreement, the Trust and the Funds shall, upon the request of the Administrator, cease to use the name "Pilgrim," and shall use its best efforts to cause its officers, trustees and shareholders to take any and all actions which the Administrator may request to effect the foregoing.

                  (h) The Declaration of Trust, establishing the Trust, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Pilgrim Equity Trust" refers to the Trustees under the Declaration collectively as trustees, but not individually or personally; and no Trustee, shareholder, officer, employee or agent of the Trust and/or the Funds may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust property only shall be liable.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year set forth above.

                                          PILGRIM EQUITY TRUST

                                          By: /s/ Robert S. Naka
                                              ------------------------
                                              Robert S. Naka
                                              Senior Vice President

                                          ING PILGRIM GROUP, LLC

                                          By: /s/ Michael J. Roland
                                              -------------------------
                                              Michael J. Roland
                                              Senior Vice President

                         AMENDED AND RESTATED SCHEDULE A

                              WITH RESPECT TO THE

                           THIRD AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST
                        (FORMERLY PILGRIM EQUITY TRUST)

                                       AND

                             ING FUNDS SERVICES, LLC
                        (FORMERLY ING PILGRIM GROUP, LLC)

                                         LAST CONTINUED/
          SERIES                        APPROVED BY BOARD       REAPPROVAL DATE
          ------                        -----------------       ---------------
ING Principal Protection Fund           July 11, 2002          September 1, 2003
ING Principal Protection Fund II        November 2, 2001       September 1, 2003
ING Principal Protection Fund III       February 26, 2002      September 1, 2003
ING Principal Protection Fund IV        May 24, 2002           September 1, 2003
ING Principal Protection Fund V         August 20, 2002        September 1, 2003
ING Principal Protection Fund VI*       November 22, 2002      September 1, 2004

-----------------------
*This Amended and Restated Schedule A will be effective with respect to the Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.

ING EQUITY TRUST

Michael J. Roland
Executive Vice President
ING Funds Services, LLC
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258

                                  April 3, 2003

         Pursuant to the Third Amended and Restated Administrative Services Agreement dated August 1, 1998, as amended, between ING Equity Trust and ING Funds Services, LLC (the "Agreement"), we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Principal Protection Fund VII, a newly established series of ING Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING Principal Protection Fund VII" to Schedule A of the Agreement. The Amended and Restated Schedule A is attached hereto.

         Please signify your acceptance to act as Administrator under the Agreement with respect to ING Principal Protection Fund VII by signing below.

                                        Very sincerely,

                                        /s/ Robert S. Naka
                                        Robert S. Naka
                                        Senior Vice President
                                        ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By: /s/ Michael J. Roland
    ------------------------
    Michael J. Roland
    Executive Vice President

7337 E. Doubletree Ranch Rd.    Tel: 480-477-3000               ING Equity Trust
Scottsdale, AZ 85258-2034       Fax: 480-477-2700
                                www.ingfunds.com

                         AMENDED AND RESTATED SCHEDULE A

                              WITH RESPECT TO THE

                           THIRD AMENDED AND RESTATED
                       ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST
                        (FORMERLY PILGRIM EQUITY TRUST)

                                       AND

                             ING FUNDS SERVICES, LLC
                        (FORMERLY ING PILGRIM GROUP, LLC)

                                         LAST CONTINUED/
          SERIES                        APPROVED BY BOARD       REAPPROVAL DATE
          ------                        -----------------       ---------------
ING Principal Protection Fund           July 11, 2002          September 1, 2003
ING Principal Protection Fund II        November 2, 2001       September 1, 2003
ING Principal Protection Fund III       February 26, 2002      September 1, 2003
ING Principal Protection Fund IV        May 24, 2002           September 1, 2003
ING Principal Protection Fund V         August 20, 2002        September 1, 2003
ING Principal Protection Fund VI        November 22, 2002      September 1, 2004
ING Principal Protection Fund VII*      November 22, 2002      September 1, 2004

-------------------------
*This Amended and Restated Schedule A will be effective with respect to the Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                           THIRD AMENDED AND RESTATED
                       ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST
                         (FORMERLY PILGRIM EQUITY TRUST)

                                       AND

                             ING FUNDS SERVICES, LLC
                       (FORMERLY ING PILGRIM GROUP, LLC)

               FUNDS                            ADMINISTRATIVE FEE(1)
               -----                            ---------------------
                                      (as a percentage of average daily net assets)
ING Principal Protection Fund                          0.10%
ING Principal Protection Fund II                       0.10%
ING Principal Protection Fund III                      0.10%
ING Principal Protection Fund IV                       0.10%
ING Principal Protection Fund V                        0.10%
ING Principal Protection Fund VI                       0.10%
ING Principal Protection Fund VII                      0.10%
ING Principal Protection Fund VIII*                    0.10%
ING Principal Protection Fund IX*                      0.10%

* This Amended and Restated Schedule A will be effective with respect to the Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.

(1) In addition to the administrative fee, the Administrator shall receive a fee of $5.00 per year per account of each beneficial holder of shares in the funds.